EXHIBIT 23.4


                          Third Party Reviewer Consent

We consent to the reference to us under the caption "Business-Gold Properties-La Camorra Mine-Bolivar, Venezuela" in the Registration Statement on Form S-1 for an underwritten public equity offering of Hecla Mining Company. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

Dated: January 7, 2003

                                                SRK CONSULTING


                                                By:  /s/ William J. Crowl
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                                                Its: Principal Geologist
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